Exhibit 10.16

NINTH AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS	§

THIS NINTH AMENDMENT TO LEASE (this “Amendment”) has been executed effective for all purposes as of the 1st day of January, 2003, by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Landlord”), and WEATHERFORD INTERNATIONAL, INC. (“Tenant”).

R E C I T A L S:

A. Cigna Investments, Inc. (“Cigna”) and Weatherford Enterra U.S., Limited Partnership (“Prior Tenant”) have heretofore executed that certain Lease Agreement (the “Original Lease”), dated as of January 26, 1996, pursuant to which Tenant initially leased approximately 73,746 rentable square feet on floors 2, 6, 9, 10 and 11 and certain storage space in that certain building known as 515 Post Oak, located at 515 Post Oak Boulevard, Houston, Texas, and more particularly described in the Lease (the “Building”); as the Original Lease was amended by (1) First Amendment to Lease Agreement, dated as of April 11, 1996, by and between Cigna and Prior Tenant, pursuant to which Prior Tenant leased approximately an additional 13,937 rentable square feet on the seventh (7th) floor of the Building; (2) Second Amendment to Lease, dated as of September 16, 1996, by and between Cigna and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 549 rentable square feet on the seventh (7th) floor of the Building (the “Second Expansion Space”); (3) Third Amendment to Office Lease, dated as of July 10, 1998, by and between Transwestern CG Partners I, L.P. (“Prior Landlord”) and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 1,853 rentable square feet on the seventh (7th) floor of the Building (the “Third Expansion Space”); (4) Fourth Amendment to Office Lease (the “Fourth Amendment”), dated as of July 30, 1998, by and between Prior Landlord and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 3,617 rentable square feet on the second (2nd) floor of the Building (the “Fourth Expansion Space”), an additional approximately 45,479 rentable square feet on the second (2nd) and third (3rd) floors of the Building (the “Fifth Expansion Space”) and an additional approximately 5,036 rentable square feet on the fifth (5th) floor of the Building, commencing at the expiration of sublease (i.e., July 1, 1999) (the “Sublease Expansion Space”); (5) Temporary Space License Agreement, dated as of July 19, 1999, by and between Prior Landlord and Tenant, pursuant to which Tenant was granted a temporary license to begin construction on the Sixth Expansion Space (hereafter defined); (6) Fifth Amendment to Office Lease, dated as of August 13, 1999, by and between Prior Landlord and Tenant, pursuant to which Tenant leased an

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additional approximately 7,702 rentable square feet on the second (2nd) floor of the Building (the “Sixth Expansion Space”), approximately 5,703 rentable square feet on the second (2nd) floor of the Building (the “Seventh Expansion Space”), approximately 10,830 rentable square feet on the fifth (5th) floor of the Building (the “Eighth Expansion Space”), approximately 6,901 rentable square feet on the eighth (8th) floor of the Building (the “Ninth Expansion Space”) and approximately 4,994 rentable square feet on the eighth (8th) floor of the Building (the “Tenth Expansion Space”); (7) Sixth Amendment to Lease, dated as of June 20, 2000, by and between Landlord and Tenant, pursuant to which Tenant leased an additional approximately 9,215 rentable square feet on the fourth (4th) floor of the Building (the “Eleventh Expansion Space”); (8) Seventh Amendment to Lease, dated as of December 6, 2000, by and between Landlord and Tenant, pursuant to which Tenant leased an additional approximately 481 rentable square feet on the first (1st) floor of the Building (the “Twelfth Expansion Space”), approximately 1,992 rentable square feet on the first (1st) floor of the Building (the “Thirteenth Expansion Space”) and approximately 1,132 rentable square feet on the seventh (7th) floor of the Building (the “Fourteenth Expansion Space”); and (9) Eighth Amendment to Lease (the “Eighth Amendment”), last executed October 23, 2001, by and between Landlord and Tenant, pursuant to which Tenant leased an additional 2,956 rentable square feet on the first floor of the Building (the “Fifteenth Expansion Space”) and an additional 31,804 rentable square feet located on the first, fourth and twelfth floors in the Building (the “Sixteenth Expansion Space”); and, accordingly, the Premises, as so expanded, contain approximately 227,927 rentable square feet of space in the Building (collectively referred to as the “Current Premises”). The Original Lease, as so amended, is referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.

B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease. Tenant has assumed all obligations of Prior Tenant under the Lease and succeeded to all of Prior Tenant’s interest as tenant under the Lease.

C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

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Article I

CERTAIN AMENDMENTS

SECTION 1.01. Addition of Premises. As of January 1, 2003 (the “Seventeenth Expansion Commencement Date”), and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Current Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A (the “Seventeenth Expansion Space”) consisting of approximately 2,850 rentable square feet located on the first (1st) floor in Suite 120 of the Building (the Seventeenth Expansion Space, when added, and the Current Premises being collectively referred to as the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 230,777 rentable square feet in the Building. The Seventeenth Expansion Commencement Date for the Seventeenth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Seventeenth Expansion Space.

SECTION 1.02. Term of Lease. The Expiration Date for the entire Premises (including, without limitation, the Seventeenth Expansion Space) is March 31, 2012, subject to adjustment and earlier termination as set forth in the Lease (the “Expiration Date”).

SECTION 1.03. Base Rent.

A. Fifteenth Expansion Space. The parties confirm the Fifteenth Expansion Commencement Date is January 1, 2002. As of January 1, 2002, the Base Rent for the Fifteenth Expansion Space only during the Term of the Lease for the Fifteenth Expansion Space shall be as follows:

Period:	Annual Base Rent per R.S.F.:
1/1/02 – 3/31/07	$20.00
4/1/07 – 3/31/12	$24.50

B. Sixteenth Expansion Space. The parties confirm the Sixteenth Expansion Commencement Date is April 1, 2002. As of April 1, 2002, the Base Rent for the Sixteenth Expansion Space only during the Term of the Lease for the Sixteenth Expansion Space shall be as follows:

Period:	Annual Base Rent per R.S.F.:
4/1/02 – 3/31/07	$20.00
4/1/07 – 3/31/12	$24.50

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C. Seventeenth Expansion Space. As of the Seventeenth Expansion Commencement Date, the Base Rent for the Seventeenth Expansion Space only during the Term of the Lease for the Seventeenth Expansion Space shall be as follows:

Period:	Annual Base Rent per R.S.F.:
1/1/03 - 3/31/07	$20.00
4/1/07 - 3/31/12	$24.50

D. Current Premises. The Base Rent for the Current Premises shall remain as set forth in the Lease.

The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on or before the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

SECTION 1.04. Tenant’s Pro Rata Share. The parties hereto confirm that as of the Fifteenth Expansion Commencement Date, Tenant’s Pro Rata Share has increased to 75.44% (i.e., 196,123 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building). As of the Sixteenth Expansion Commencement Date, Tenant’s Pro Rata Share increased to 87.67% (i.e., 227,927 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building). As of the Seventeenth Expansion Commencement Date, Tenant’s Pro Rata Share shall be increased to 88.77% (i.e., 230,777 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building).

SECTION 1.05. Base Year. The Base Year for the Seventeenth Expansion Space only shall be the calendar year 2002. The Base Year for the Current Premises shall remain as set forth in the Eighth Amendment.

SECTION 1.06. Parking. As of the Seventeenth Expansion Premises Commencement Date, with respect to the Seventeenth Expansion Space, Tenant shall be entitled to up to three (3) additional parking permits per 1,000 rentable square feet contained in the Seventeenth Expansion Space to the parking garage associated with the Building on the same terms and conditions provided with respect to the original Parking Permits in Exhibit F to the Lease. With respect to such spaces, Tenant shall pay to Landlord, as parking rent, $35.00, plus tax, per space per month for unassigned spaces and $75.00, plus tax, per space per month for assigned spaces.

SECTION 1.07. Amendment to Exhibit C. The third sentence of Section 6 of Exhibit C to the Eighth Amendment is deleted and replaced with the following:

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Up to fifty percent (50%) of any unspent portion of the Construction Allowance applicable to each respective Expansion Space remaining as of eighteen (18) months following the applicable Expansion Premises Commencement Date shall be credited toward Base Rent under the Lease, and any remainder shall be forfeited by Tenant and remain the property of Landlord.

SECTION 1.08. Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Trammell Crow Company and Cushman & Wakefield of Texas, Inc. (hereafter, the “Brokers”) and that a commission is owed to Brokers arising from this Amendment pursuant to a separate agreement. Landlord agrees to pay the Brokers pursuant to a separate agreement. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise; provided, however, Tenant shall not be required to indemnify Landlord for any claims brought by the Brokers.

SECTION 1.09. Exhibits. Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:

Exhibit A -	Description of Seventeenth Expansion Space
Exhibit B -	Seventeenth Expansion Space – Tenant Finish-Work: Allowance
Exhibit B-1 -	Construction Guidelines

SECTION 1.10. Further Amendment. To the extent this Amendment is inconsistent with or otherwise conflicts with the terms of the Lease, the terms of this Amendment shall govern.

Article II

MISCELLANEOUS

SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

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SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

Dated: January 27, 2003	LANDLORD:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

	By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

		By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

			By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

				By:	/s/ Henry G. Brauer
Officer

	By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

		By:	/s/ Henry G. Brauer
Officer Henry G. Brauer
Director of Asset Management

Date: January 7, 2003	TENANT:

WEATHERFORD INTERNATIONAL, INC.

	By:	[ILLEGIBLE]
Name:
Title:

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